                                                                    EXHIBIT 10.6

================================================================================








                               PURCHASE AGREEMENT

                            DATED DECEMBER 7, 1999

                                    BETWEEN

                           DIVINE INTERVENTURES, INC.

                                      AND

                         THE PURCHASERS A PARTY HERETO





================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
1. Authorization and Closing..............................................  1
      1A.   Authorization of the Series D Preferred Stock.................  1
      1B.   Purchase and Sale of the Series D Preferred Stock.............  1
      1C.   The Closing...................................................  1
      1D.   Conditions....................................................  1
      1E.   HSR Filings...................................................  2
      1F.   Termination...................................................  2

2. Conditions of each Purchaser's Obligation at the Signing...............  3
      2A.   Certificate of Designation and Certificate of Incorporation...  3
      2B.   Amended Certificate and Bylaws................................  3
      2C.   Representations and Warranties; Covenants.....................  3
      2D.   Registration Agreement........................................  3
      2E.   Management Agreement..........................................  3
      2F.   Series D Stockholders Agreement...............................  3
      2G.   Opinions of the Company's Counsel.............................  4
      2H.   Officer's Certificate.........................................  4
      2I.   Resolutions and other Signing Documents.......................  4
      2J.   Consents......................................................  4
      2K.   Other Agreements..............................................  4
      2L.   Execution.....................................................  5

3. Covenants..............................................................  5
      3A.   Financial Statements and Other Information....................  5
      3B.   Inspection of Property........................................  7
      3C.   Restrictions..................................................  7
      3D.   Affirmative Covenants.........................................  7
      3E.   Current Public Information....................................  8
      3F.   Public Disclosures............................................  8
      3G.   Equity Issuances..............................................  9
      3H.   FIRPTA........................................................ 10
      3I.   VCOC Covenants................................................ 11
      3J.   Unrelated Business Taxable Income............................. 11
      3K.   Regulatory Compliance Cooperation............................. 11
      3L.   Amendment of Certificate of Designation....................... 11
      3M.   NonSolicitation............................................... 12
      3N.   Termination................................................... 12

4. Representations and Warranties of the Company.......................... 12
      4A.   Organization, Corporate Power and Licenses.................... 12
      4B.   Capital Stock and Related Matters............................. 13

      4C.   Subsidiaries; Investments..................................... 14
      4D.   Authorization; No Breach...................................... 14
      4E.   Financial Statements.......................................... 15
      4F.   Absence of Undisclosed Liabilities............................ 15
      4G.   No Material Adverse Change.................................... 15
      4H.   Contracts and Commitments..................................... 16
      4I.   Litigation, etc............................................... 16
      4J.   Brokerage..................................................... 17
      4K.   Governmental Consent, etc..................................... 17
      4L.   Insurance..................................................... 17
      4M.   Employees..................................................... 17
      4N.   Compliance with Laws.......................................... 18
      4O.   Affiliated Transactions....................................... 18
      4P.   Real Property Holding Corporation Status...................... 18
      4Q.   Foundation Disqualified Person................................ 18
      4R.   Investment Company............................................ 18
      4S.   Disclosure.................................................... 19
      4T.   Patents, Copyrights, Trademarks............................... 19

5. Definitions............................................................ 19

6. Miscellaneous.......................................................... 23
      6A.   Expenses...................................................... 23
      6B.   Remedies...................................................... 23
      6C.   Purchaser's Investment Representations........................ 23
      6D.   Consent to Amendments......................................... 24
      6E.   Survival of Representations and Warranties.................... 24
      6F.   Successors and Assigns........................................ 25
      6G.   Severability.................................................. 25
      6H.   Counterparts.................................................. 25
      6I.   Descriptive Headings; Interpretation.......................... 25
      6J.   Generally Accepted Accounting Principles...................... 25
      6K.   Governing Law................................................. 25
      6L.   Notices....................................................... 26
      6M.   No Strict Construction........................................ 26
      6N.   Indemnification............................................... 26
      6O.   Understanding Among the Purchasers............................ 27
      6P.   Acknowledgment re Kirkland & Ellis............................ 27

                          DIVINE INTERVENTURES, INC.

                              PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT (this "Agreement") is made as of December 7,
                                         ---------
1999 between divine interVentures, inc., a Delaware corporation (the "Company"),
                                                                      -------
those purchasers identified on the attached "Schedule of Purchasers"
                                             ----------------------
(collectively, the "Purchasers" and each individually, a "Purchaser" ).  Certain
                    ----------                            ---------
Purchasers shall be defined as the term set forth for such Purchasers on the Schedule of Purchasers. Except as otherwise indicated herein, capitalized terms
----------------------
used herein are defined in Section 5 hereof.
                           ---------

          The parties hereto agree as follows:

          Section  1.  Authorization and Closing.
                       -------------------------

          1A.  Authorization of the Series D Preferred Stock.  The Company shall
               ---------------------------------------------
authorize the issuance and sale to the Purchasers of an aggregate of 197,000,000 shares of its Series D Senior Participating Convertible Redeemable Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"), having the
                                        ------------------------
rights and preferences set forth in the Certificate of Designation of Series D Senior Participating Convertible Redeemable Preferred Stock attached as Exhibit
                                                                        -------
A hereto (the "Certificate of Designation").  The Series D Preferred Stock is
-              --------------------------
convertible into shares of the Company's Class A Common Stock, par value $0.001 per share ("Class A Common Stock").
            --------------------

          1B.  Purchase and Sale of the Series D Preferred Stock.  At each
               -------------------------------------------------
Closing (as defined in Section 1C below), the Company shall sell to the
                       ----------
Purchasers, and subject to the terms and conditions set forth herein, the Purchasers shall purchase from the Company, the number of shares of the Series D Preferred Stock or Series D-1 Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a purchase
                        ----------------------
price of $1.00 per share, for an aggregate purchase price of $197,000,000.00 payable in accordance with Section 1C.
                           ----------

          1C.  The Closing. Subject to Section 1D below, the closing of the
               -----------
separate purchases and sales of the Series D Preferred Stock or Series D-1 Preferred Stock to the Purchasers (each such purchase, a "Closing") shall take
                                                          -------
place at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Chicago, IL 60661 at 10:00 a.m., with respect to any Purchaser, three (3) business days after such date as the conditions in Section 1D shall have been satisfied or
                                     ----------
waived for such Purchaser. At each Closing, the Company shall simultaneously sell to each Purchaser, and deliver stock certificates evidencing all of the shares of the Series D Preferred Stock or Series D-1 Preferred Stock to be purchased by such Purchaser hereunder, registered in such Purchaser's name, upon payment of the amount reflected opposite such Purchaser's name on the Schedule
                                                                      --------
of Purchasers as such Purchaser's aggregate purchase price therefore, by wire
-------------
transfer in immediately available funds to an account designated by the Company to the Purchasers at least two (2) business days prior to such Closing.

          1D.  Conditions.    Notwithstanding the foregoing, (a) none of Dell,
               ----------
Microsoft, or CBW/SK shall be required to purchase shares of Series D Preferred Stock hereunder unless any filings under the HSR Act required to be made with respect such Purchaser shall have been made and the waiting period with respect thereto shall have expired or been terminated, (b) no Financial Investor shall be required to purchase shares of Series D Preferred Stock hereunder unless Dell and one of Microsoft or CBW/SK shall, simultaneous with the purchases by the Financial Investors, purchases those shares of Series D Preferred Stock set forth opposite such Person's name on the Schedule of Purchasers hereto, (c) none of Dell, Microsoft or CBW/SK
       ----------------------
shall be required to purchase shares of Series D Preferred Stock hereunder unless the Financial Investors and at least one other Corporate Investor, simultaneous with or prior to the purchases by such Person, purchases those shares of Series D Preferred Stock set forth opposite such Person's name on the Schedule of Purchasers, (d) BOEC shall not be required to purchase shares of
----------------------
Series D Preferred Stock hereunder unless the Company has amended the Certificate of Designation in accordance with, and otherwise complied with, the provisions of Section 3L hereof and BOEC shall have the right to purchase such
              ----------
portion of its investment in shares of Series D-1 Preferred Stock as BOEC shall elect, and (e) the Company shall not be required to sell any shares of Series D Preferred Stock, or Series D-1 Preferred Stock to any Purchaser hereunder unless any filings under the HSR Act required to be made with respect such Purchaser shall have been made and the waiting period with respect thereto shall have expired or been terminated; provided that with respect to any of the foregoing, such party shall be obligated hereunder as of the date such party's conditions set forth in this Section 1D have been met and the Closing shall take place
                  ----------
within three (3) business days thereafter. To the extent conditions are met or waived for certain Purchasers and are not met or waived for others, there shall be multiple closings, each of which shall be the "Closing" with respect to the applicable Purchasers and the date of such Closing shall be the "Closing Date" with respect to such Purchaser.

          1E.  HSR Filings.   As promptly as practicable after the date of this
               -----------
Agreement, each of the parties hereto will make any filings required by the HSR Act to be made by it in order to consummate the transactions contemplated hereby, and between the date of this Agreement and the Closing Date, each party hereto will cooperate with the other parties hereto in connection with any such filings required by the HSR Act. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require any Person, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests, or otherwise take any action that would materially affect its business, in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement. Each of Dell, Microsoft and CBW/SK shall promptly provide the Company (or the Company's counsel) copies of all filings made and any materials submitted in connection with the HSR Act and the Company shall provide copies of all filings made and materials submitted by the Company in connection with the HSR Act to each of Dell, Microsoft and CBW/SK, to the extent submitted in connection with such Person's filing under the HSR Act with respect to their investment hereunder.

          1F.  Termination.   This Agreement may be terminated with respect to a
               -----------
Purchaser at any time prior to the consummation of the Closing for such Purchaser under the following described circumstances:

          (a) upon the mutual written consent of the Company and such Purchaser; or

          (b) by either of the Company or such Purchaser if the Closing for such Purchaser shall not have been consummated on or before January 31, 2000, provided that the right to terminate this Agreement under this subsection
                                                                    ----------
     1F(b)  shall not be available to any party whose willful failure to fulfill
     -----
     any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          Section  2.  Conditions of each Purchaser's Obligation at the Signing.
                       --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Series D Preferred Stock or Series D-1 Preferred Stock at a Closing is subject to the execution and delivery of the parties of those agreements, and the taking of such other actions, before or simultaneous with the execution of this Agreement (the "Signing") as follows:

          2A.  Certificate of Designation and Certificate of Incorporation.  The
               -----------------------------------------------------------
Company shall deliver evidence that its Certificate of Incorporation, as amended to include the provisions set forth in the Certificate of Designation (as the Certificate of Incorporation is in effect at the Signing, the "Amended
                                                               -------
Certificate"), have been filed with the Secretary of State of Delaware and are
-----------
in full force and effect under the laws of the State of Delaware as of the Signing.

          2B.  Amended Certificate and Bylaws.  The Company shall deliver a copy
               ------------------------------
of its amended and restated bylaws (as in effect as of the Signing, the

"Bylaws").
 ------

          2C.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 4 hereof shall be true and correct at and as of the Signing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Signing.

          2D.  Registration Agreement.  The Company and each Purchaser shall
               ----------------------
execute and deliver a registration rights agreement in form and substance as set forth in Exhibit B attached hereto (as may be amended, restated and supplemented
         ---------
from time to time in accordance with its terms, the "Registration Agreement"),
                                                     ----------------------
and the Registration Agreement shall be in full force and effect as of the Signing.

          2E.  Management Agreement.  The Company and each of Andrew Filipowski
               --------------------
and Mike Cullinane shall execute and deliver an agreement in the form of Exhibit
                                                                         -------
C attached hereto (the "Management Agreements"), and the Management Agreements
-                       ---------------------
shall be in full force and effect as of the Signing.

          2F.  Series D Stockholders Agreement.  The Company, certain executives
               -------------------------------
of the Company that are also stockholders of the Company and each Purchaser shall execute and deliver a Series D stockholders agreement in form and substance as set forth in Exhibit D attached hereto (as may be amended, restated
                          ---------
and supplemented from time to time in accordance with its terms, the "Series D Stockholders Agreement"), and the Series D Stockholders Agreement
     -------------------------------
shall be in full force and effect as of the Signing.

          2G.  Opinions of the Company's Counsel.  Katten, Muchin & Zavis,
               ---------------------------------
counsel for the Company, shall deliver to each Purchaser two (2) opinions, each in form and substance as set forth in Exhibits E-1 and E-2, respectively,
                                      --------------------
attached hereto.

          2H.  Officer's Certificate.  The Company shall deliver to each
               ---------------------
Purchaser an Officer's Certificate, stating that (i) the conditions described in

Sections 2A through 2G (inclusive), 2I, 2J and 2K have been satisfied;  (ii) the
-----------         --              --  --     --
Company has made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Series D Preferred Stock pursuant to this Agreement in compliance with such laws; and (iii) all corporate and other proceedings required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Signing have been taken.

          2I.  Resolutions and other Signing Documents.  The Company shall
               ---------------------------------------
deliver to each Purchaser (a) the resolutions certified by the secretary of the Company as having been duly adopted by the Board, authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Management Agreements, the Series D Stockholders Agreement and each of the other agreements contemplated hereby or thereby to which the Company is party (collectively, the "Transaction Documents"), the filing of the Certificate of
                    ---------------------
Designation referred to in Section 2A, the issuance and sale of the Series D
                           ----------
Preferred Stock hereunder, the reservation of a sufficient number of shares of Class A Common Stock for issuance upon conversion of the Series D Preferred Stock purchased hereunder at the Signing; and (b) a secretary's certificate setting forth a true and complete list of the members of the Board and the Board committees, and the resolutions setting forth the designations of each of the Board committees, in each case as of the Signing.

          2J.  Consents.  The Company shall have obtained and delivered to the
               --------
Purchasers copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings; waivers of all preemptive rights and rights of first refusal and all waivers required under any agreements to which the Company is party); but excluding filings (if any) required under the HSR Act and the expiration or early termination of the waiting period with respect thereto.

          2K.  Other Agreements.  Each of Microsoft and the Company shall
               ----------------
execute and deliver a Memorandum of Understanding with respect to services and equipment to be provided by Microsoft to the Company (the "Microsoft MOU") in
                                                           -------------
form and substance acceptable to such parties, and the Microsoft MOU will be in full force and effect as of the signing. Each of the Company, Microsoft, Dell, CBW/SK, Frontenac and BOEC shall execute and deliver a Business Opportunities Agreement (the "Opportunities Agreement") in form and substance acceptable to
                -----------------------
such parties, and the Opportunities Agreement will be in full force and effect as of the Signing.

          2L.  Execution.  A party's execution of this Agreement shall be
               ---------
conclusive evidence of such party's acknowledgment that the forgoing actions and deliveries have been taken or made to the satisfaction of such party, and that the only condition to a Closing hereunder with respect to such party shall be those applicable conditions set forth in Section 1D above.
                                         ----------

          Section  3.  Covenants.
                       ---------

          3A.  Financial Statements and Other Information.  After the applicable
               ------------------------------------------
Closing Date, the Company shall deliver to each Purchaser so long as such Person holds at least 33 1/3% of the Underlying Class A Common Stock acquired by such Person at a Closing (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, etc.):

               (i)    as soon as available but in any event within forty-five
     (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter (such statements of income and cash flows shall also include disclosure of the operating results of the Company disaggregated from the operating results of the Company's Subsidiaries and Partner Companies), and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP and shall be certified by the chief financial officer of the Company or an officer holding an equivalent position;

               (ii) accompanying the financial statements referred to in subsection 3A(i), an Officer's Certificate stating that neither the Company
     ----------------
     nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing reasonably acceptable to the Purchasers and (b) a copy of such firm's annual management letter to the Board;

               (iv) within forty-five (45) days after the end of each fiscal quarter, unaudited statements of income and cash flows for each of the

     Company's Subsidiaries and Partner Companies for such fiscal quarter, and unaudited balance sheets for each of the Company's Subsidiaries and Partner Companies as of the end of such fiscal quarter, in each case to the extent available;

               (v) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (vi) at least ninety (90) days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) as approved by a majority of the Board, and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

               (vii) promptly (but in any event within ten (10) business days) after the discovery or receipt of notice of any material default under any material agreement to which the Company or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (viii) within ten (10) days after transmission or occurrence thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders or the financial community, copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and notice of any event which might have a significant effect on the Company's business prospects or financial condition or the Purchaser's investment in the Series D Preferred Stock;

               (ix) on a quarterly basis, deliver to the Executive Committee members appropriate reports, as the form of such reports may be agreed upon from time to time between the Company and the Executive Committee, regarding the assets (and the valuation thereof) and income of the Company; and

               (x) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3A may reasonably
                                                ----------
     request.

Each of the financial statements referred to in subsection 3A(i) and 3A(iii)
                                                ----------------     -------
shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments, shall be consistent with the books and records of the Company and shall present fairly the consolidated financial condition of the Company and its Subsidiaries as of and for the periods set forth therein.

Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, the Purchasers shall use their reasonable best efforts to maintain the confidentiality of all nonpublic information obtained by them hereunder which is proprietary or confidential in nature; provided that the Purchasers may disclose such information in connection with the sale or transfer or proposed sale or transfer of any Purchaser Shares, if the transferee or proposed transferee agrees in writing to be bound by this provision.

For purposes of this Agreement and the Registration Agreement, all holdings of the Series D Preferred Stock, Series D-1 Preferred Stock and Underlying Class A Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement.

          3B.  Inspection of Property.  After the Closing Date, the Company
               ----------------------
shall permit representatives designated by any Purchaser (so long as such Purchaser holds at least 33 1/3% of the shares of Underlying Class A Common Stock acquired by such Person at the Closing (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, etc.)), upon reasonable notice and during normal business hours and at such other times as such Person may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Series D Preferred Stock, Series D-1 Preferred Stock or Underlying Class A Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          3C.  Restrictions.  After the Closing Date, the Company shall not
               ------------
without the prior written consent of a majority of the non-management members of the Executive Committee commence or consummate any Public Offering or negotiate or allow any Sale of the Company to occur.

          3D.  Affirmative Covenants.  The Company shall and shall cause each
               ---------------------
Subsidiary to:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (ii) pay and discharge when payable all Taxes and all other material assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

               (iii) comply in all material respects with all applicable laws, rules and regulations of all governmental authorities;

               (iv) take all actions necessary so that the Company will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
                                   --------

               (v) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

               (vi) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

               (viii) enter into and maintain nondisclosure and nonsolicitation agreements with all of its key employees.

          3E.  Current Public Information.  At all times after the Company has
               --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Underlying Class A Common Stock may reasonably request, all to the extent required to enable such holders to sell Underlying Class A Common Stock pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Underlying Class A Common Stock a written statement as to whether it has complied with such requirements.

          3F.  Public Disclosures.  The Company shall not, nor shall it permit
               ------------------
any Subsidiary to, disclose any Purchaser's (or any of its Affiliate's) name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser, describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser to review and comment upon the form and substance of such disclosure.

          3G.  Equity Issuances.
               ----------------

               (i) If after the Signing the Company authorizes the issuance or sale of any Equity Securities, the Company shall offer to sell to each holder of Underlying Class A Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Class A Common Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a fully diluted basis. Each holder of Underlying Class A Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash; provided that, if other Persons are to pay for such Equity Securities in whole or in part with consideration other than cash, then the Board, in its sole discretion, shall make a determination of the fair market value of such consideration, and each holder of Underlying Class A Common Stock will be entitled to purchase the Equity Securities for cash equal to the fair market value of the aggregate cash and non-cash consideration each of them would otherwise pay hereunder. Notwithstanding the foregoing, none of the holders of Underlying Class A Common Stock will be permitted to exercise its rights under this Section 3G unless it agrees to purchase its
                           ----------
     proportionate amount of each class or series of securities offered as a package or unit in the issuance of the Equity Securities.

               (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Class A Common Stock must, within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder (including the amount of Equity Securities it so elects to purchase); provided that funding the purchase of Equity Securities may be subject to the expiration or termination of any applicable waiting period under the HSR Act. If all of the stock and securities offered to the holders of Underlying Class A Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section 3G, except
                                                           ----------
     that such holders must exercise their purchase rights within five days after receipt of such reoffer.

               (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Class A Common Stock have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such

     60-day period must be reoffered to the holders of Underlying Class A Common Stock pursuant to the terms of this Section 3G.
                                         ----------

               (iv) The Company shall promptly deliver to holders of Underlying Class A Common Stock certificates evidencing the Equity Securities purchased by each such party hereunder, upon receipt of payment therefor, and upon execution of such documents and instruments as shall govern the issuance of such Equity Securities (which documents and instruments shall be substantially the same as those governing the issuance of the Equity Securities to other Persons).

               (v) Notwithstanding anything to the contrary herein, the rights of the holders of Underlying Class A Common Stock under this Section
                                                                         -------
     3G may be waived on behalf of all holders of Underlying Class A Common
     --
     Stock by the vote of at least (a) a majority of the outstanding Purchaser Shares held by Corporate Investors, and, (b) a majority of the outstanding Purchaser Shares held by Financial Investors; provided that only Persons not participating in the relevant financing may be counted towards, and participate in, such vote.

          3H.  FIRPTA.
               ------

               (i) The Company acknowledges that certain Purchasers may be foreign entities or have foreign Persons as partners and that the Company may be required to file or cause to be filed in the future with the IRS certain statements with its United States income tax returns required under
     Section 1.897-2(h) of the Treasury Regulations. The Company shall use reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the IRC. Upon any Purchaser's request, the Company shall provide such Purchaser with a statement that the Company is or is not a "United States real property holding corporation" as of the date specified by such Purchaser (or as of the date of the request if such Purchaser does not specify a date) and shall send a copy of such statement to the IRS in a form and manner which identifies such Purchaser and which otherwise satisfies the requirements of Section 1.89-2(h)(2) of the Treasury Regulations.

               (ii) In the event the Company in the future becomes a "United States real property holding corporation," the Company shall promptly notify each Purchaser in writing of such fact. Thereafter, upon written request from any Purchaser, the Company shall provide information, documentation and assistance to such Purchaser reasonably related to the Company's status as a "United States real property holding corporation," including but not limited to (i) an affidavit stating (if true) that the stock held by such Purchaser is of a class that is regularly traded (as defined by Sections 1.897-1(n) and 1.897-9T of the Treasury Regulations) on an established securities market (as defined by Section 1.897-1(m) of the Treasury Regulations), and (ii) information or assistance which would enable such Purchaser to obtain a withholding certificate permitting a transferee of such Purchaser's stock to avoid or reduce any withholding obligation such transferee would otherwise have under federal tax law.

          3I.  VCOC Covenants.  Each holder of Series D Preferred Stock, Series
               --------------
D-1 Preferred Stock or Underlying Class A Common Stock which is intended to qualify as a "venture capital operating company" for purposes of Department of Labor Regulation (S)2510.3-101 shall, in addition to all other rights granted under this Agreement and the other agreements contemplated hereby, have the right to consult with and advise the officers of the Company with respect to the management of the Company and its Subsidiaries.

          3J.  Unrelated Business Taxable Income.  The Company shall not engage
               ---------------------------------
in any transaction which is reasonably likely to cause any Purchaser or any of its limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC.

          3K.  Regulatory Compliance Cooperation.
               ---------------------------------

     Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give written notice of such pending action to any Purchaser that is a bank holding company (a "BHC Purchaser"). Upon the written request of any
                              -------------
BHC Purchaser made within 10 days after its receipt of any such notice stating that after giving effect to such action such BHC Purchaser would have a Regulatory Problem (as defined below), the Company shall defer taking such action for such period (not to extend beyond 45 days (or 10 days in the case of the following proviso) after such BHC Purchaser's receipt of the Company's original notice) as such BHC Purchaser requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem; provided, however, that if such BHC Purchaser would have a Regulatory Problem as a result of the conversion of Series D Preferred Stock into Class A Common Stock by another Purchaser, such BHC Purchaser shall be required to convert a sufficient number of shares of Series D Preferred Stock into shares of Series D-1 Preferred Stock so that the BHC Purchaser can avoid the Regulatory Problem within 10 days of receipt of the Company's original notice. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any BHC Purchaser would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause such BHC Purchaser to have a Regulatory Problem. The Company shall grant to any subsequent holder of the Underlying Class A Common Stock owned by a BHC Purchaser, upon such holder's request, the same rights granted to the BHC Purchasers pursuant to this Section 3K. For purposes of this Section 3K, a
                            ----------                       ----------
Person shall be deemed to have a "Regulatory Problem" when such Person and such
                                  ------------------
Person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Company or any other entity than are permitted under the BHCA (as defined below) and the regulations promulgated thereunder.

          3L.    Amendment of Certificate of Designation.  Prior to Closing, the
                 ---------------------------------------
Company will use its reasonable best efforts to (A) amend the Certificate of Designation (and BOEC shall have the right to review and approve such amended Certificate of Designation) to create a new class of preferred stock, the "Series D-1 Preferred Stock", and
                                            --------------------------
authorize the issuance of up to 15,000,000 shares of such Series D-1 Preferred Stock which Series D-1 Preferred Stock shall (i) be identical in all respects to the Series D Preferred Stock, except that the Series D-1 Preferred Stock shall have no voting rights, except as shall be required by law and (ii) be automatically convertible into Series D Preferred Stock (on a one-to-one basis) on the later to occur of (A) March 11, 2000 or (b) such time as BOEC is permitted, under the Bank Holding Company Act of 1956, as amended (the "BHCA"),
                                                                        ----
to hold such number of shares of Series D Preferred Stock and (B) provide any BHC Purchaser with an opinion of counsel with respect to the Series D-1 Preferred Stock substantially similar to paragraphs 9 and 10 of Exhibit E-1 attached hereto. In any event, the Company shall cause the representations and warranties in Section 4B and Section 4D below that specifically refer to the
              ----------     ----------
Series D-1 Preferred Stock to be correct as of the Closing for BOEC. In addition, the amendment to the Certificate of Designation will provide that any BHC Purchaser may convert shares of Series D Preferred Stock into shares of Series D-1 Preferred Stock (on a one-to-one basis) in order to avoid a Regulatory Problem. BOEC will inform the Company, in writing, at such time that BOEC is permitted, under the BHCA, to hold such number of shares of Series D Preferred Stock, which writing shall be determinative for all purposes of this
Section 3L and the conversion of such shares pursuant to the amended Certificate
----------
of Designation. Each Purchaser hereby agrees to provide a consent to the amendment of the Certificate of Designation described in this Section 3L
                                                              ----------
promptly upon the Company's request. For purposes of this Agreement and the other Transaction Documents, outstanding shares of Series D-1 Preferred Stock shall not be counted in any calculation of votes or voting percentages with respect to the Series D Preferred Stock, the Purchaser Shares and the Underlying Class A Common Stock.

          3M.  Non-Solicitation. The Company hereby agrees that it shall not,
               ----------------
for the one year period following the date of Signing, directly or indirectly, without the prior written consent of such Purchaser, hire, recruit or solicit for employment, any employee of a Purchaser or any individual who is or was employed by a Purchaser during the thirty (30) day period immediately preceeding the Signing date.

          3N.  Termination.   Notwithstanding anything to the contrary herein,
               -----------
the provision of Section 3A through 3D, Section 3G, Section 3K and Section 3L
                 ----------         --  ----------  ----------     ----------
shall terminate on a Qualified IPO.

          Section  4.    Representations and Warranties of the Company.
                         ---------------------------------------------

          As a material inducement to each Purchaser to enter into this Agreement and purchase the Series D Preferred Stock and Series D-1 Preferred Stock hereunder, the Company hereby represents and warrants as of the Signing that:

          4A.  Organization, Corporate Power and Licenses.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents (other than the Opportunities Agreement and the Microsoft MOU, with respect to which the Company makes no such representation). The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          4B.  Capital Stock and Related Matters.
               ---------------------------------

               (i)    The attached Capitalization Schedule accurately sets forth
                                   -----------------------
     the following information with respect to the Company's capitalization as of the Signing and immediately thereafter: (1) the authorized capital stock of the Company, (2) the number of shares of each class of capital stock issued and outstanding, (3) the number of shares of each class of capital stock reserved for issuance upon exercise of options, warrants, convertible securities or other equity securities, (4) the name of each holder of capital stock and the amount of stock owned by each such holder and (5) with respect to all outstanding options, warrants and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price or conversion price, the vesting schedule and the expiration date, and all of the agreements or understandings entered into by the Company in connection with the issuance thereof or, if applicable, the conversion, exchange or exercise thereof.

               (ii) As of the Signing, neither the Company nor any of its Subsidiaries shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the Capitalization Schedule. As of the Signing, neither the Company nor any
         -----------------------
     Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Signing, all
                                -----------------------
     of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable, and the Class A Common Stock issuable upon conversion of the Series D Preferred Stock (and the Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock) will, when issued, be duly authorized and validly issued, fully paid and nonassessable.

               (iii) There are no statutory preemptive rights or rights of refusal with respect to the issuance of the Series D Preferred Stock or Series D-1 Preferred Stock hereunder or the issuance of Class A Common Stock upon conversion of the Series D Preferred Stock (and the issuance of shares of Series D Preferred Stock upon conversion of the Series D-1 Preferred Stock) or exercise of any of the outstanding options to acquire the Company Stock and the Company is not bound by any contractual pre-emptive rights or rights of first refusal except as expressly contemplated herein nor, to the knowledge of the Company, is any other Person. Except as set forth on the Capitalization Schedule, the Company has not violated any applicable
         -----------------------
     federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Series D Preferred Stock or Series D-1 Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge after due inquiry, as of the Signing, except as expressly contemplated herein or as set forth on the Capitalization Schedule, the Contracts Schedule or the Affiliated
            -----------------------      ------------------        ----------
     Transactions Schedule, there are no agreements between the Company's
     ---------------------
     shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

               (iv) Upon issuance in accordance with the terms hereof, the Series D Preferred Stock and the Series D-1 Preferred Stock will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under the Transaction Documents, (b) transfer restrictions under federal and state securities laws and (c) liens, claims or encumbrances imposed due to the actions of the Purchasers.

          4C.  Subsidiaries; Investments.  Except as set forth on the attached
               -------------------------
"Investments Schedule", the Company does not own or hold any rights to acquire
---------------------
any shares of stock or any other security or interest in any other Person, and the Company has never had any Subsidiary. The Investments Schedule sets forth a
                                               --------------------
complete and accurate description of all investments or acquisition of securities in (or right to acquire any investment in) any Person ever owned by the Company including the following information with respect to each item: the name of the issuer, the amount and type of investment, the expiration date (if any), the exercise or conversion price (if applicable), the number of shares covered by such conversion or exchange (if applicable), and the percentage of the outstanding equity (voting and non-voting) of such Person held by the Company.

          4D.  Authorization; No Breach.
               ------------------------

               (i) The execution, delivery and performance of this Agreement and each of the other Transaction Documents, and the filing of the Certificate of Designation, have been duly authorized by the Company. This Agreement, each of the other Transaction Documents (other than the Opportunities Agreement and the Microsoft MOU, with respect to which the Company makes no such representation) and the Amended Certificate each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

               (ii) The execution and delivery by the Company of this Agreement and each of the other Transaction Documents (other than the Opportunities Agreement and the Microsoft MOU, with respect to which the Company makes no such representation), the offering, sale and issuance of the Series D Preferred Stock and Series D-1 Preferred Stock hereunder, the issuance of Class A Common Stock upon conversion of the Series D Preferred Stock, the adoption of the Certificate of Designation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Amended Certificate or the Bylaws or the charter or bylaws of any Subsidiary of the Company, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

          4E.  Financial Statements.  Attached hereto as the "Financial
               --------------------                           ---------
Statements Schedule" is the unaudited balance sheet of the Company as of
-------------------
September 30, 1999 (the "Latest Balance Sheet"), which Latest Balance Sheet is
                         --------------------
accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP (except for the absence of footnotes and year-end accruals) and presents fairly the financial condition of the Company as of the date set forth therein.

          4F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached "Liabilities Schedule," the Company and its Subsidiaries do not have
          --------------------
any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Signing, or any action or inaction at or prior to the Signing, or any state of facts existing at or prior to the Signing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities under executory contracts, which contracts are all listed on the attached Contracts Schedule and
                                                          ------------------
(iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

          4G.  No Material Adverse Change.  Since September 30, 1999, there has
               --------------------------
been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          4H.  Contracts and Commitments.
               -------------------------

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," neither the Company nor any
                                ------------------
     Subsidiary is a party to or bound by any material written or oral contract or agreement, except for those contracts or agreements which can be terminated by the Company on no more than 30 days notice without penalty or further expense.

               (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance
            ------------------
     with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument identified on the Contracts Schedule. No event has occurred which with the passage of time or
     ------------------
     the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

               (iii) The Purchasers' special counsel have been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes
     ------------------
     thereto.

               (iv) All agreements between the Company and any of the Purchasers or any of their respective Affiliates in respect of the transactions contemplated hereby or any other aspect of the Company's affairs are set forth in this Agreement or in the Contracts Schedule.
                                                       ------------------

          4I.  Litigation, etc.  There are no actions, suits, proceedings or
               ---------------
orders pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to the Company's or its Subsidiaries' businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); and there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency.

          4J.  Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary.

          4K.  Governmental Consent, etc.  Except for any filings required under
               -------------------------
the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby. The Company has not paid any filing fees for any Person (other than the Company) required in connection with any filing under the HSR Act.

          4L.  Insurance.  The attached "Insurance Schedule" contains a
               ---------                 ------------------
description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses (including the scope of such policy (including whether coverage is on a claims made, occurrence or other basis) and amount (including deductibles and ceilings) of coverage under such policy) and a description of all claims, if any, made under each such policy or any prior insurance policies. Each policy identified on the Insurance Schedule is in full force and effect as of the Signing. Neither the
------------------
Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage maintained by the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-
------------------
insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          4M.  Employees.  The Company and each Subsidiary have complied in all
               ---------
material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for (i) agreements between the Company and its present and former employees all of which are described on the Contracts Schedule or (ii) agreements between present employees
                 ------------------
of the Company and Computer Associates International, Inc. or PLATINUM technology International, Inc., copies of which have been provided to Purchasers' special counsel.

          4N.  Compliance with Laws.
               --------------------

               (i) Neither the Company nor any Subsidiary has violated in the past, or is currently in material violation of, any material law or any material governmental rule, regulation or requirement, including, without limitation, the 1940 Act, the Securities Act and the HSR Act, and neither the Company nor any Subsidiary has received notice of any such violation.

               (ii) The written statements, private placement memorandum, documents, certificates or other items supplied by the Company to all other purchasers of its capital stock or securities prior to the date hereof did not contain any untrue statement of a material fact or omit to disclose a material fact necessary to make each statement contained therein not misleading

          4O.  Affiliated Transactions.  Except as set forth on the attached
               -----------------------
"Affiliated Transactions Schedule," no executive officer, or, to the Company's
 --------------------------------
knowledge, no director, employee, shareholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          4P.  Real Property Holding Corporation Status.  Since its date of
               ----------------------------------------
incorporation, the Company has not been, and as of the date of this Agreement is not, a "United States real property holding corporation," as defined in Section 897(c)(2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          4Q.  Foundation Disqualified Person.  The Company has been informed
               ------------------------------
that the Ford Foundation is a limited partner of Frontenac and that the Persons identified on Exhibit H attached hereto are "disqualified persons," as such term
              ---------
is defined by Section 4946(a) of the IRC ("Disqualified Persons").  The Company
                                           --------------------
represents that, to the best of its knowledge, (a) after giving effect to the investment in the Company by the Purchasers, Disqualified Persons do not own 18% or more of the voting stock of the Company, and (b) the aggregate direct and indirect holdings of the stock of the Company of the Persons who are identified as Disqualified Persons result solely from their indirect investment in the Company through their investment in Frontenac. The Company is not aware of any Disqualified Person being a shareholder, partner, member or other direct or indirect owner of any other investor in the Company or any of its Affiliates.

          4R.  Investment Company.  The Company is not an investment company
               ------------------
required to be registered as such under the 1940 Act.

          4S.  Disclosure.  Neither this Agreement nor any of the exhibits,
               ----------
schedules, attachments, written statements, documents, certificates or other items supplied to the Purchasers by or on behalf of the Company (including, without limitation, the private placement memorandum) with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

          4T.  Patents, Copyrights, Trademarks.  The Company, to the best of its
               -------------------------------
knowledge, has exclusive right, title and interest in and to all of its intangible property, including all patents, trademarks, service marks, trade names, copyrights, trade secrets and other propriety rights (collectively, "Proprietary Rights") necessary for its business as now conducted and has currently proposed to be conducted. Except as set forth on the Contracts
                                                                ---------
Schedule, there are no outstanding options, licenses or agreements of any kind
--------
relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity, other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any notice or claim of, nor does it have any knowledge of, any infringement or misappropriation by the Company of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          Section 5.  Definitions.  For the purposes of this Agreement, the
                      -----------
following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. In addition, "Affiliates" of a Person
                                                         ----------
include any Affiliate of a Person or its Affiliates' partners, members or shareholders who received shares of the Series D Preferred Stock or Underlying Class A Common Stock pursuant to a distribution from or a liquidation of such Person or such Affiliate. Specifically, any entity that is controlled by Persons that are members of Cross Creek shall be deemed an Affiliate of BOEC.

          "Corporate Investors" shall have the meaning set forth in the
           -------------------
Stockholders Agreement.

          "Equity Securities" means (i) any shares of common capital stock in
           -----------------
the Company, whether now authorized or not, (ii) any rights, options or warrants to purchase any such common capital stock, or to purchase securities that may become convertible into, exercisable for or exchangeable for such common capital stock, and (iii) any securities convertible into, exercisable for or exchangeable for common capital stock in the Company, and (iv) notes or debt securities containing equity or profit participation features; provided, however, Equity Securities shall not include (a) securities issued or issuable to employees, consultants or members of the Board for the purpose of soliciting or retaining their services to the extent approved by the Board or compensation committee thereof, (b) securities offered by the Company pursuant to a Public Offering, (c) securities issued as a dividend on, subdivision of or other distribution in respect of all Common Stock, (d) securities issued upon conversion, exercise or exchange of any previously issued Equity Securities so long as such securities are issued pursuant to the term of such previously issued Equity Securities as in effect at the time of such prior issuance in accordance with Section 3G, (e) securities issued to financial institutions in
                ----------
connection with senior or subordinated indebtedness of the Company, (f) securities issued to strategic partners (i.e. Persons not principally in the business of acting as a financial investor providing capital through equity investments or Persons not otherwise principally acting in such a capacity with respect to their investment in the Company) determined to be such by the Board,
(g) securities issued pursuant to the acquisition of another Person by the Company by merger, purchase of substantially all of the assets of such other entity, or by other transaction or reorganization whereby the Company ends up owning, directly or indirectly, greater than fifty percent (50%) of the equity and voting power of such entity or otherwise controls such entity, or (h) up to 105,000,000 shares of the Company's Series C Preferred Stock sold prior to February 29, 2000 at $1.00 per share and on the other terms and conditions applicable to the issuance of shares of Series C Preferred prior to the date hereof, and the Class A Common Stock issuable upon the conversion thereof, for which the Company has or currently anticipates receiving subscriptions.

     "Event of Noncompliance" has the meaning set forth in the Certificate
      ----------------------
of Designation.

     "Executive Committee" has the meaning set forth in the Certificate of
      -------------------
Designation.

     "Financial Investors" shall have the meaning set forth in the Stockholders
      -------------------
Agreement.

     "GAAP" means generally accepted United States accounting principles,
      ----
consistently applied.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and the Premerger Notification Rules promulgated thereunder.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any
      ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Officer's Certificate" means a certificate signed by the Company's
      ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Partner Company" means any Person which is not a Subsidiary and of which
      ---------------
the Company owns any equity security (i) equal to or greater than 20% of the common stock (on a fully-diluted basis) of such Person, or (ii) with a cost to the Company in excess of $20,000,000.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means an underwritten public offering pursuant to an
      ---------------
effective registration statement filed by the Company (or any successor entity to the Company) with the Securities and Exchange Commission under the Securities Act with respect to common equity of the Company (or any successor entity to the Company).

     "Purchaser Shares" shall have the meaning set forth in the Stockholders
      ----------------
Agreement.

     "Qualified IPO" shall have the meaning given such term in the Certificate
      -------------
of Designation.

     "Sale of the Company" means any transaction or series of related
      -------------------
transactions (whether by merger, consolidation, recapitalization, sale of securities or otherwise), pursuant to which any Person (or group of related or affiliated Persons) acquires (i) Common Stock or other capital stock of the Company having more than fifty percent (50%) of the voting power of the stockholders of the Company to elect the Board, or (ii) all or greater than fifty percent (50%) of the Company's capital stock (determined on a fully diluted basis) or assets, determined on a consolidated basis (computed on the basis of book value, determined in accordance with GAAP, or fair market value, as determined by the Board in its reasonable good faith judgment).

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or
      ----------------------------------
agency succeeding to the functions thereof.

     "Securities Exchange Act" means the Securities Exchange Act of 1934,
      -----------------------
as amended, or any similar federal law then in force.

     "Subsidiary" means, with respect to any Person, any corporation, limited
      ----------
liability company, partnership, association or other business entity of which
(i) if a corporation, a majority
of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Tax" or "Taxes" means federal, state, county, local, foreign or other
      ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

     "Treasury Regulations" means the United States Treasury Regulations
      --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

     "Underlying Class A Common Stock" means (i) the Class A Common Stock
      -------------------------------
issued or issuable upon conversion of the Series D Preferred Stock issued at Closing or upon conversion of shares of Series D-1 Preferred Stock and (ii) any Class A Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds any shares of Series D Preferred Stock or Series D-1 Preferred Stock shall be deemed to be the holder of the Underlying Class A Common Stock obtainable upon conversion of the Series D Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Series D Preferred Stock, such Underlying Class A Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Class A Common Stock hereunder. As to any particular shares of Underlying Class A Common Stock, such shares shall cease to be Underlying Class A Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          Section 6.  Miscellaneous.
                      -------------

          6A.  Expenses.  The Company shall pay, and hold each Purchaser and all
               --------
holders of Series D Preferred Stock and Underlying Class A Common Stock harmless against liability for the payment of, (i) the fees and expenses incurred with respect to the enforcement of the rights (in connection with a breach or threatened breach by the Company) granted under this Agreement, the other Transaction Documents, the Amended Certificate or the Certificate of Designation and (ii) the fees and expenses incurred by the holders of a majority of Underlying Class A Common Stock with respect to defaults or breaches by the Company under this Agreement, the other Transaction Documents, the Amended Certificate and the Certificate of Designation.

          6B.  Remedies.  Each holder of the Series D Preferred Stock, Series
               --------
D-1 Preferred Stock and Underlying Class A Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Designation (or as may be amended) and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          6C.  Purchaser's Investment Representations.  Each Purchaser hereby
               --------------------------------------
represents and warrants (as to itself only) to the Company that:

               (a)  Investment Purpose. Such Purchaser (i) is acquiring the
                    ------------------
     Series D Preferred Stock or Series D-1 Preferred Stock and (ii) upon conversion of the Series D Preferred Stock, will acquire the Underlying Class A Common Stock then issuable (the Series D Preferred Stock, the Series D-1 Preferred Stock and the Underlying Class A Common Stock collectively are referred to herein as the "Securities"), for its own
                                                 ----------
     account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

               (b)  Accredited Investor Status. Such Purchaser is an "accredited
                    --------------------------
     investor" as that term is defined in Rule 501(a)(3) of Regulation D.

               (c)  Reliance on Exemptions.  Such Purchaser understands that the
                    ----------------------
     Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties and agreements of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities.

               (d)  Information. Such Purchaser has been furnished with all
                    -----------
     materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

               (e)  No Governmental Review. Such Purchaser understands that no
                    ----------------------
     United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (f)  Transfer or Resale. Such Purchaser understands that except
                    ------------------
     as provided in the Registration Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (ii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Such Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

               (g)  Enforceability. This Agreement constitutes the legal, valid
                    --------------
     and binding obligation of such Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Purchaser does not and shall not conflict with, violate or cause a breach of any material agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which such Purchaser is subject.

          6D.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of (i) a majority of the outstanding Purchaser Shares held by the Corporate Investors and (ii) a majority of the outstanding Purchaser Shares held by the Financial Investors. No other course of dealing between the Company and the holder of any Underlying Class A Common Stock or any delay in exercising any rights hereunder or under the Amended Certificate (as may be amended) shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of the Series D Preferred Stock held by the Company or any Subsidiaries (and shares issued or issuable upon conversion of such Series D Preferred Stock) shall not be deemed to be outstanding.

          6E.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf; provided that all of the representations and warranties contained herein, other than those contained in Sections 4B, 4D, 4J, 4P, 4Q and 4R (each of which shall survive the Signing indefinitely), shall survive the Signing for one (1) year after the date of this Agreement.

          6F.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of shares of the Series D Preferred Stock, Series D-1 Preferred Stock or Underlying Class A Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series D Preferred Stock, Series D-1 Preferred Stock or such Underlying Class A Common Stock, except that the indemnity obligations of the Company set forth in Section 6N may be enforced
                                                      ----------
only by each Purchaser. The rights and obligations of each Purchaser under this Agreement and the agreements contemplated hereby may be assigned by such Purchaser at any time, in whole or in part, to any investment fund managed by such Purchaser, or any successor thereto.

          6G.  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6H.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          6I.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          6J.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          6K.  Governing Law.  The corporate law of the State of Delaware shall
               -------------
govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          6L.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated for such Purchaser on the Schedule of Purchasers and to the Company at the address
                 ----------------------
indicated below:

                         divine interVentures, inc.
                         4225 Naperville Road, Suite 400
                         Lisle, Illinois 60532
                         Attention: General Counsel

     With a copy to:     Katten Muchin Zavis
                         525 W. Monroe Street
                         Suite 1600
                         Chicago, Illinois 60661-3693
                         Attention: Matthew S. Brown, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          6M.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          6N.  Indemnification.  In consideration of each Purchaser's execution
               ---------------
and delivery of this Agreement and acquiring the Series D Preferred Stock and Series D-1 Preferred Stock hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless such Purchaser all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action,
     -----------
suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such

Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a
 -----------------------
result of, or arising out of, or relating to any misrepresentation in or breach of any of the representations and warranties or any nonfulfillment or breach of any covenant or agreement on the part of the Company under this Agreement or the Registration Agreement, provided that the Company shall not be liable to an Indemnitee under this Section 6N for any liability if such liability is caused
                      ----------
solely by such Indemnitee's fraud, willful misconduct or gross negligence or default or breach under this Agreement or the Registration Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          6O.  Understanding Among the Purchasers.  The determination of each
               ----------------------------------
Purchaser to purchase shares of the Series D Preferred Stock and Series D-1 Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given to such Purchaser by any other Purchaser or by any agent or employee of any other Purchaser. Each Purchaser acknowledges and agrees that no other Purchaser shall be responsible in any way or held liable or accountable to any extent for any information, documents, materials, analysis, projections, plans or other data (or compilations thereof) relating to the Company or the transactions contemplated hereby (collectively, "Investment Data") provided to such Purchaser by any other Purchaser, and each
 ---------------
Purchaser agrees to hold harmless and not make any claims against any other Purchaser with respect to any Investment Data provided to such Purchaser by such other Purchaser. In addition, it is acknowledged by each of the other Purchasers that neither of Frontenac or BOEC has acted as an agent of such Purchaser in connection with making its investment hereunder and that neither of Frontenac or BOEC shall be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

          6P.  Acknowledgment re Kirkland & Ellis. Frontenac and BOEC have
               ----------------------------------
retained Kirkland & Ellis in connection with the purchase of Series D Preferred Stock and Series D-1 Preferred Stock pursuant to this Agreement and may in the future retain Kirkland & Ellis in connection with the matters contemplated by this Agreement. Each of the other Purchasers understands that Kirkland & Ellis is not representing and shall not be deemed to be representing any of such other Purchasers in connection with the purchase of Series D Preferred Stock pursuant to this Agreement or other matters contemplated by this Agreement unless and until (i) specifically requested by such other Purchasers and agreed to by Kirkland & Ellis, and (ii) such other Purchasers sign a written retention and conflict waiver letter provided by Kirkland & Ellis.


                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                    DIVINE INTERVENTURES, INC.

                                    By: /s/Michael P. Cullinane
                                        ---------------------------
                                        Michael P. Cullinane
                                        Executive Vice President




                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    FRONTENAC VII LIMITED PARTNERSHIP

                                    By:  Frontenac Company VII, L.L.C.
                                    Its: General Partner


                                    By: /s/ Jeremy Silverman
                                        ------------------------------
                                    Its:        Member
                                        ------------------------------


                                    FRONTENAC MASTERS VII LIMITED PARTNERSHIP

                                    By:  Frontenac Company VII, L.L.C.
                                    Its: General Partner


                                    By: /s/ Jeremy Silverman
                                        ------------------------------
                                    Its:        Member
                                        ------------------------------


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    FIRST CHICAGO INVESTMENT CORPORATION


                                    By: /s/ Eric C. Larson
                                        ------------------------------
                                    Its: Attorney in Fact
                                        ------------------------------



                                    CROSS CREEK PARTNERS X, LLC


                                    By: /s/ Eric C. Larson
                                        ------------------------------
                                    Its: General Partner
                                        ------------------------------


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    MICROSOFT CORPORATION


                                    By: /s/Greg Maffei
                                        ------------------------------
                                    Its: Chief Financial Officer
                                        ------------------------------


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    MESIROW CAPITAL PARTNERS VII

                                    By:  Mesirow Financial Services, Inc.
                                    Its: General Partner

                                    By:/s/Daniel P. Howell
                                       ------------------------------
                                       Daniel P. Howell
                                       Vice President


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    SUMITOMO CORPORATION


                                    By: /s/Isao Momota
                                        ------------------------------
                                        Isoa Mota

                                    Its: Financial Investor, Media Division
                                        -----------------------------------


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    SUMITOMO CORPORATION OF AMERICA


                                    By:/s/ Kotaro Nakata
                                       -------------------------------
                                        Kotaro Nakata

                                    Its: Vice President, Investment Management
                                        --------------------------------------


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    DELL USA L.P.

                                    By:  Dell Gen. P. Corp.
                                    Its: General Partner


                                    By: /s/Alex C. Smith
                                        ------------------------------
                                    Name: Alex C. Smith
                                         -----------------------------
                                    Title: VP, Business Developement
                                          ----------------------------


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                                    CBW/SK DIVINE INVESTMENTS,
                                    a New York general partnership


                                    By:/s/ Sanjay Kumar
                                       -------------------------------
                                       Sanjay Kumar, a General Partner


                    (SIGNATURE PAGE TO PURCHASE AGREEMENT)

                            SCHEDULE OF PURCHASERS
                            ----------------------

                                                                                  Total Purchase
                                                                                     Price for
                                                      No. of Shares of               Series D
       Names and Addresses                        Series D Preferred Stock        Preferred Stock
---------------------------------                 ------------------------        ---------------
Frontenac VII Limited Partnership
135 South LaSalle St.                                           14,285,714         $14,285,714.00
Chicago, IL 60603
Attention: Jamie Cowie

Frontenac Masters VII Limited                                      714,286         $   714,286.00
Partnership (together with Frontenac VII
Limited Partnership, "Frontenac")
135 South LaSalle St.
Chicago, IL 60603
Attention: Jamie Cowie

First Chicago Investment Corporation                            12,750,000*        $12,750,000.00
Three First National Plaza,
Suite 1210
Chicago, IL 60670
Attention: Eric Larson

Cross Creek Partners X, LLC ("Cross                              2,250,000*        $ 2,250,000.00
Creek" and, together with First Chicago
Investment Corporation, "BOEC")
Three First National Plaza,
Suite 1210
Chicago, IL 60670
Attention: Eric Larson

Mesirow Capital Partners VII                                    15,000,000         $15,000,000.00
("Mesirow")
c/o Mesirow Private Equity
Investments, Inc.
350 N. Clark Street
Chicago, IL 60610
Attention: Daniel P. Howell

Sumitomo Corporation                                             1,000,000         $ 1,000,000.00
1-2-2, Hitotsubashi
Chiyoda-ku, Tokyo 100
JAPAN
Attention: Isao Moota, Media Division

* May instead purchase all or a portion in shares of Series D-1 Preferred Stock.

                                                                     Total Purchase
                                              No. of Shares of          Price for
                                             Series D Preferred         Series D
     Names and Addresses                           Stock             Preferred Stock
-----------------------------------          ------------------      ---------------
Sumitomo Corporation of America                    1,000,000         $  1,000,000.00
(together with Sumitomo Corporation,
"Sumitomo")
600 Third Avenue
New York, New York 10016
Attention: John Degen

Dell USA L.P. ("Dell")                           100,000,000         $100,000,000.00
Round Rock 1, Mail Code #8033
One Dell Way
Round Rock, TX 78682
Attention: Thomas H. Welch, Jr.
Vice President, Deputy General Counsel

CBW/SK divine Investments                         25,000,000         $ 25,000,000.00
("CBW/SK")
c/o Computer Associates
One Computer Associates Plaza
Islandia, NY 11749
Attention: Sanjay Kumar and
Jay H. Diamond, Esq.

Microsoft Corporation ("Microsoft")               25,000,000         $ 25,000,000.00
One Microsoft Way
Redmond, WA 98052
Attention: Chief Financial Officer and
General Counsel, Finance & Operations

TOTAL                                            197,000,000         $197,000,000.00

                                LIST OF EXHIBITS
                                ----------------

               Exhibit A   -    Series D Preferred Stock Terms
               Exhibit B   -    Registration Agreement
               Exhibit C   -    Management Agreement
               Exhibit D   -    Series D Stockholders Agreement
               Exhibit E-1 -    Opinion of Company Counsel (Corporate)
               Exhibit E-2 -    Opinion of Company Counsel (Securities)
               Exhibit F   -    Schedule of "Disqualified Persons"


                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------

                    Capitalization Schedule
                    Investments Schedule
                    Financial Statements Schedule
                    Liabilities Schedule
                    Contracts Schedule
                    Insurance Schedule
                    Affiliated Transactions Schedule